UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 18, 2011

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31650 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities
On August 18, 2011, Mindspeed Technologies, Inc. (the “Company”) committed to the implementation of a restructuring plan. The plan consists primarily of a targeted headcount reduction in the Company’s selling, general and administrative functions and Wide Area Networking business unit and reductions in expenditures for external services. The restructuring plan is expected to be substantially completed during the fiscal first quarter of 2012. The Company made the decision to implement the restructuring in furtherance of its efforts to reduce operating expenses. The Company currently expects to incur total special charges and cash expenditures ranging from approximately $1.2 million to $1.6 million primarily related to severance costs for affected employees.
Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the Company’s expectations, goals or intentions, including but not limited to, statements regarding the Company’s efforts to reduce operating expenses, amount and composition of special charges and cash expenditures and timing for completing the restructuring plan. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in the Company’s operating results and future operating losses; constraints in the supply of wafers and other product components from our third-party manufacturers; worldwide political and economic uncertainties and specific conditions in the markets the Company addresses; fluctuations in the price of the Company’s common stock; loss of or diminished demand from one or more key customers or distributors; successful development and introduction of new products; the Company’s ability to attract and retain qualified personnel; doing business internationally and the Company’s ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; cash requirements and terms and availability of financing; the expense of and the Company’s ability to defend its intellectual property against infringement claims by others; pricing pressures and other competitive factors; lengthy sales cycles; order and shipment uncertainty; the Company’s ability to obtain design wins and develop revenue from them; product defects and bugs; business acquisitions and investments; and the Company’s ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2011, as well as similar disclosures in the Company’s subsequent SEC filings. Forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: August 22, 2011	By:	/s/ Brandi R. Steege
Brandi R. Steege
Vice President, General Counsel and Secretary